Exhibit 99-3: PRO FORMA QUARTERLY GILLETTE COMPANY SEGMENT FINANCIAL RESULTS FOR THE 12 MONTHS ENDING JUNE 30, 2005

As disclosed in its Form 8-K filed on October 3, 2005, the Company completed its acquisition of the Gillette Company on October 1, 2005. The Gillette Company has historically operated in five operating business segments: Blades & Razors; Duracell; Oral Care; Braun; and Personal Care. Gillette's Oral Care and Personal Care segments will be subsumed within the Company's Health Care and Beauty Care segments, respectively. Blades & Razors, Duracell and Braun, which will be managed as a separate Global Business Unit (GBU) under the direction of a Vice Chair, will be presented as two reportable segments in future filings. Blades & Razors will constitute a separate reportable segment and the combined Duracell and Braun businesses will constitute the second separate reportable segment.

The following pro forma is intended to provide investors more insight into the historical results of these two reportable segments by presenting net sales and earnings data for the segments by quarter for the year ended June 30, 2005. With respect to the earnings data, the exhibit reconciles "Profit from Operations," the measure used by Gillette in its historical filings, to Earnings before Income Taxes, the comparable measure used by the Company. The net sales and earnings data for the two separate reportable segments will be utilized in the Management Discussion and Analysis section of future filings as the base period for discussing the performance of the respective segments. The exhibit also reconciles net sales and earnings data from the separate reportable segments to comparable totals for the Gillette Company. This reconciliation is presented for informational purposes for this Form 8-K only and will not be utilized in future filings.

                                          THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                          Fiscal Year 2005 -- Gillette Company Pro Forma Business Segment Information
                                                      (Amounts in Millions)

                                                    ------------------------------------------------------------  ----------------
                                                                        Three Months Ended,                          Year Ended
                                                    ------------------------------------------------------------  ----------------
                                                      September 30,   December 31,    March 31,      June 30,
     Blades & Razors                                      2004            2004           2005           2005        June 30, 2005
     ---------------                                  --------------  ------------    ---------      --------       -------------
       Net Sales                                         $1,108          $1,085         $1,173         $1,214         $4,580

       Profit from Operations                               434             358            469            488          1,749
       Allocation of Gillette Corporate Expenses(1)         (10)            (10)           (16)           (12)           (48)
       Stock Option Expense(2)                              (15)            (11)           (16)           (17)           (59)
                                                         -------         -------        -------        -------        -------
       Earnings before Income Tax                           409             337            437            459          1,642

    Duracell/Braun
    --------------
       Net Sales                                            912           1,263            768            880          3,823

       Profit from Operations                               183             194             96            145            618
       Allocation of Gillette Corporate Expenses(1)          (8)            (12)           (11)           (10)           (41)
       Stock Option Expense(2)                              (12)            (15)           (10)           (10)           (47)
                                                         -------         -------        -------        -------        -------
       Earnings before Income Tax                           163             167             75            125            530

Gillette GBU
------------
  Net Sales                                               2,020           2,348          1,941          2,094          8,403

  Profit from Operations                                    617             552            565            633          2,367
  Allocation of Gillette Corporate Expenses(1)              (18)            (22)           (27)           (22)           (89)
  Stock Option Expense(2)                                   (27)            (26)           (26)           (27)          (106)
                                                         -------         -------        -------        -------        -------
  Earnings before Income Tax                                572             504            512            584          2,172




    Other & Non-Operating
    ---------------------
       Net Sales                                            671             760            669            676         2,776

       Profit from Operations                                72              58             75             88           293
       Allocation of Gillette Corporate Expenses(1)          18              22             27             22            89
       Stock Option Expense(2)                               (8)             (9)            (9)            (8)          (34)
       Net Interest Expense(3)                              (10)             (9)            (9)            (7)          (35)
       Other Non-Operating Charges(3)                        (9)            (18)            (6)           (21)          (54)
                                                         -------         -------        -------        -------        -------
       Earnings before Income Tax                            63              44             78             74           259

Total Gillette Company
----------------------
  Net Sales                                               2,691           3,108          2,610          2,770        11,179

  Profit from Operations                                    689             610            640            721         2,660
  Stock Option Expense(2)                                   (35)            (35)           (35)           (35)         (140)
  Net Interest Expense(3)                                   (10)             (9)            (9)            (7)          (35)
  Other Non-Operating Charges(3)                             (9)            (18)            (6)           (21)          (54)
                                                         -------         -------        -------        -------        -------
  Earnings before Income Tax                                635             548            590            658         2,431


1. Reclassification of expenses that are unallocated to segments under Gillette's management reporting but allocated to segments under P&G's management reporting.
2. The effect of stock option expenses if Gillette had applied the fair-value-based method of SFAS 123 to record expense for stock options. Gillette employee stock options issued prior to June, 2005 were fully vested upon completion of the acquisition. Accordingly, stock option expense that will be reported for the Gillette segments under P&G will be based only on stock options granted beginning in June, 2005.
3. Net Interest Expenses and Other Non-operating Charges are not allocated to segments under either Gillette's or P&G's management reporting.